Exhibit 16.1


April 7, 2005


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:  Republic First Bancorp, Inc.
     File No. 0-17007


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Republic First Bancorp, Inc. dated April 4, 2005 and agree with the statements concerning our Firm contained therein.

Very truly yours,


/signature/
Grant Thornton LLP
April 7, 2005





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